Exhibit 5

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

May 26, 2011

AptarGroup, Inc.

475 West Terra Cotta Avenue, Suite E

Crystal Lake, Illinois 60014

Re:          AptarGroup, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by AptarGroup, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 4,400,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”), together with 4,400,000 preferred stock purchase rights (the “Rights”) associated therewith, to be issued under the Company’s 2011 Stock Awards Plan (the “Plan”).  The terms of the Rights are set forth in the Rights Agreement dated as of April 7, 2003 (the “Rights Agreement”) between the Company and Wells Fargo Shareowner Services (successor to National City Bank), as Rights Agent.

As counsel to the Company, we have examined and relied upon copies of: (i) the Company’s Amended and Restated Certificate of Incorporation, as amended; (ii) the Company’s Amended and Restated By-laws; (iii) the Registration Statement; (iv) the Plan; (v) the Rights Agreement; and (vi) the corporate proceedings relating to the Plan and the Registration Statement.  We have also examined and relied upon records, documents, certificates and statements of government officials, certificates of officers of the Company and other instruments, and have examined such questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions set forth herein.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed, to the extent relevant to the opinions set forth herein, that the Company was duly organized and at all relevant times was and will be validly existing and in good standing under the laws of the State of Delaware.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.             The Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares as contemplated by the Registration Statement and the Plan; and (iii) certificates in due and proper form representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt by the Company of the consideration (not less than the par value thereof) determined in accordance with the terms of the Plan or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the person entitled thereto upon payment of the consideration (not less than the par value thereof) determined in accordance with the terms of the Plan.

2.             The Rights associated with the Shares will be validly issued when (i) the Rights have been legally issued in accordance with the terms of the Rights Agreement and (ii) the Shares shall have been legally issued as provided in paragraph 1.

This opinion letter is limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion as to matters relating to, or the application of, the securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any change in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission.

Very truly yours,
/s/ Sidley Austin LLP